Exhibit 2a.1
                              DECLARATION OF TRUST

                  DECLARATION OF TRUST, dated as of December 3, 1999, by the individual trustees identified on the signature page hereto (the "Trustees"). The Trustees hereby agree as follows:

                  1. The trust created hereby (the "Trust") shall be known as "Broadway Street Pooled Trust Preferred Fund A" in which name the Trustees may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Trustees hereby acknowledge that they are holding the sum of $10 in trust, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for such persons as are or may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Trustees for the purpose of becoming a registered investment company under the Investment Company Act of 1940, as amended, and engaging in such other activities as are necessary, convenient or incidental thereto.

                  3. The Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

                  4. The Trustees are hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form N-2 (the "Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the securities of the Trust under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended, and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective or post-effective amendments thereto) relating to the registration of the securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or "blue sky" laws of such jurisdictions as the Trustees may deem necessary or desirable; and (iii) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust, satisfactory to each such party.]



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                  5. This  Declaration  of Trust may be  executed in one or more counterparts.

                  6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1). Subject to the foregoing, the Trustees, acting by majority vote, are entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the other Trustees.

                  7. (a) The Trustees (the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust's securities (the Trust and any holder of the Trust's securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or bad faith with respect to such acts or omissions.

                     (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

                  8. The Trust shall, to the fullest extent permitted by applicable law,

                     (a) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

                     (b) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such

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amount if it shall be determined that such Fiduciary  Indemnified  Person is not entitled to be indemnified as authorized in the preceding subsection.

                  9. The provisions of Section 8 shall survive the resignation or removal of the Fiduciary Indemnified Persons.

                 10. The Trust may terminate without issuing any securities at the election of the Trustees.

                 11. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.




                                                   -----------------------------
                                                   Patrick R. Koster
                                                   Trustee




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